EXHIBIT 1
                              Agreement to File Jointly

          Pursuant to Rule 13d-1(k)(1) promulgated by the Securities and Exchange Commission (the "Commission") under the authority of the Securities Exchange Act of 1934, as amended, the undersigned hereby agree as of this 8th day of September, 1998 to file jointly with the Commission, a statement on
Schedule 13G, including all amendments made thereto, relating to the beneficial ownership by the undersigned of certain shares of common stock of Specialty Chemical Resources, Inc.

WOLVERINE INVESTORS

     By LAKEVIEW TRUST, its general partner


     By: /s/ Newton Minow
         -----------------------------------
          Trustee

LAKEVIEW TRUST


By:/s/ Newton Minow
   -----------------------------------
     Trustee

1990 BRONX TRUST


By:/s/ Newton Minow
   -----------------------------------
     Trustee

1990 BRONX TRUST #1


By:/s/ Newton Minow
   -----------------------------------
     Trustee

1990 DES MOINES TRUST #1


By:/s/ Newton Minow
   -----------------------------------
     Trustee

JJ 1994 TRUST


By:/s/ Newton Minow
   -----------------------------------
     Trustee

1990 DES MOINES TRUST


By:/s/ Newton Minow
   -----------------------------------
     Trustee